UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2008

1 LANE TECHNOLOGIES, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148910 (Commission File Number)	98-0552470 (IRS Employer Identification No.)

c/o Aviram Malik
76/7 Zalman Shazar Street.
Hod Hasharon, Israel 45350
(Address of Principal Executive Offices, Zip Code)

972-(72) 2121324
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On July 1, 2008, Lavi Krasney, a principal shareholder of 1 Lane Technologies, Corp. (the “Company”), entered into a Purchase and Sale Agreement which provided for the sale of 1,200,000 shares of common stock of the Company ("Krasney Shares”) to A. Malik ("Malik”). Krasney Shares represent an aggregate of 12% of the issued and outstanding share capital of the Company on a fully-diluted basis. The source of the cash consideration for the Krasney Shares was Malik’s personal funds.

On July 1, 2008, Asher Zwebner, a principal shareholder of the Company, entered into a Purchase and Sale Agreement which provided, among other things, for the sale of an aggregate of 1,200,000 shares of common stock of the Company ("Zwebner Shares”) to the following purchasers (the "Buyers") in amounts set forth opposite their names:

Name	Number of Shares	Percentage Ownership
Luscare Holdings Corp.	255,556	2.6%
Amnon Dardick	444,444	4.4%
Shmuel Maayan	500,000	5.0%

Zwebner Shares represent an aggregate of 12% of the issued and outstanding share capital of the Company on a fully-diluted basis. The source of the cash consideration for the Zwebner Shares was the Buyers personal funds.

The closing of the above transactions took place on July 13, 2008. There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors of the Company or other matters.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable
(b) Pro forma financial information. Not applicable
(c) Exhibits

Exhibits

10.1	Purchase and Sale Agreement dated July 1, 2008, between Lavi Krasney and A. Malik.
10.2	Purchase and Sale Agreement dated July 1, 2008, between Asher Zwebner and Luscare Holdings Corp.
10.3	Purchase and Sale Agreement dated July 1, 2008, between Asher Zwebner and Amnon Dardick.
10.4	Purchase and Sale Agreement dated July 1, 2008, between Asher Zwebner and Shmuel Maayan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I LANE TECHNOLOGIES CORP.

By:	/s/ Aviram Malik
Name:	Aviram Malik
Title:	President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

Date: July 14, 2008